UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Loma Negra Compañía Industrial Argentina Sociedad Anónima

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Republic of Argentina	Not applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Loma Negra Compañía Industrial Argentina Sociedad Anónima, Reconquista 1088, 7th Floor Zip Code C1003ABQ – Ciudad Autónoma de Buenos Aires Argentina
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to

General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:    333-220347

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
American Depositary Shares (“ADSs”), each representing five ordinary shares	New York Stock Exchange

Ordinary shares, nominal value Ps.0.10 per share*	New York Stock Exchange*
*	Not for trading, but only in connection with the listing of the ADSs on the New York Stock Exchange.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered

The description of the ADSs and the ordinary shares (the “Securities”) of Loma Negra Compañía Industrial Argentina Sociedad Anónima (the “Registrant”) as included under the captions “Description of American Depositary Shares” and “Description of Capital Stock” in the Prospectus forming a part of the registration statement on Form F-1 originally filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2017 (Registration No. 333-220347), as amended by Amendment No. 1 to the Form F-1 filed with the Commission on September 27, 2017, including exhibits and by Amendment No. 2 to the Form F-1 filed with the Commission on October 12, 2017, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2:	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are quoted on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 26, 2017	Loma Negra Compañía Industrial Argentina Sociedad Anónima (Registrant)

	By:	/s/ Sergio D. Faifman
	Name:	Sergio D. Faifman
	Title:	Chief Executive Officer and Vice-President of the Board

	By:	/s/ Marcos I. Gradin
	Name:	Marcos I. Gradin
	Title:	Chief Financial Officer